UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 30, 2022

SmartKem, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-56181	85-1083654
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Manchester Technology Center, Hexagon Tower

Delaunays Road, Blackley

Manchester, M9 8GQ U.K.

(Address of principal executive offices, including zip code)

011-44-161-721-1514

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR§230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 30, 2022, SmartKem, Inc. (the “Company”) held its 2022 annual meeting of stockholders (the “Annual Meeting”). The matters voted on at the Annual Meeting were: (i) the election of a Class I director and (ii) the ratification of the appointment of the Company’s independent registered public accounting firm. The proposals are described in detail in the Company’s Definitive Proxy Statement for the Annual Meeting filed with the Securities and Exchange Commission on May 23, 2022.

The final voting results were as follows:

1.

The stockholders elected nominee Steven DenBaars as Class I director of the Company to serve a three-year term expiring at the 2025 annual meeting and until his successor has been duly elected and qualified, or, if sooner, until his death, resignation or removal. The votes were cast with respect to this matter as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
8,468,089	0	0	1,610,400

2.

The proposal to ratify the appointment of BDO LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2022 was approved by the stockholders based upon the following votes:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
10,078,289	0	200	N/A

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMARTKEM, INC.

Dated: June 30, 2022	By:	/s/ Robert Bahns
Robert Bahns
Chief Financial Officer